Exhibit 99.1

Frontier Communications

3 High Ridge Park

Stamford, CT 06905

203.614.5600

www.frontier.com

Frontier Communications Corporation Declares Third-Quarter Dividend

STAMFORD, Conn.,  July 30, 2014  – Frontier Communications Corporation  (NASDAQ: FTR) announced today that its Board of Directors has declared a regular quarterly cash dividend payment of $0.10 per share of common stock, payable on September 30, 2014 to holders of record of common stock at the close of business on September 12, 2014.

About Frontier Communications
Frontier Communications Corporation (NASDAQ: FTR) offers broadband,  voice, satellite video, wireless Internet data access, data security solutions, bundled offerings and specialized bundles for residential customers, small businesses and home offices, and advanced communications for medium and large businesses in 27 states.  Frontier’s approximately 13,700 employees are based entirely in the United States.  More information is available at www.frontier.com.

INVESTOR CONTACT:	MEDIA CONTACT:
Luke Szymczak	Brigid Smith
Vice President, Investor Relations	AVP, Corp. Comm.
(203) 614-5044	(203) 614-5042
luke.szymczak@ftr.com	brigid.smith@ftr.com

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